Registration Nos. 333-99485
333-109074
333-119240
333-128583

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

ALTANA Aktiengesellschaft
(Exact Name of Registrant as Specified in Its Charter)

Federal Republic of Germany	None
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification Number)
Am Pilgerrain 15
D-61352 Bad Homburg v.d. Höhe
Federal Republic of Germany
Tel.: +49 (0) 6172-1712-0
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ALTANA Aktiengesellschaft — Stock Option Plan 2002
ALTANA Aktiengesellschaft — Stock Option Plan 2003
ALTANA Aktiengesellschaft — Stock Option Plan 2004
ALTANA Aktiengesellschaft — Stock Option Plan 2005
ALTANA Investment Program 2002
ALTANA Investment Plan 2003
ALTANA Investment Plan 2004
ALTANA Investment Plan 2005
(Full Title of the Plans)

BYK USA Inc.
524 South Cherry Street
Wallingford Connecticut 06492-4453
U.S.A.
Tel.: +1(203) 303-3209
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

EXPLANATORY NOTE/DEREGISTRATION OF UNSOLD SECURITIES
     This post-effective amendment relates to the following Registration Statements filed on Form S-8 (collectively, the “Registration Statements”):
     1. Registration Statement 333-99485, filed September 13, 2002, registering 100,000 ordinary shares for the ALTANA Aktiengesellschaft – Stock Option Plan 2002 and 30,000 ordinary shares for the ALTANA Investment Program 2002;
     2. Registration Statement 333-109074, filed September 24, 2003, registering 80,000 ordinary shares for the ALTANA Aktiengesellschaft – Stock Option Plan 2003 and 40,000 ordinary shares for the ALTANA Investment Plan 2003;
     3. Registration Statement 333-119240, filed September 24, 2004, registering 85,000 ordinary shares for the ALTANA Aktiengesellschaft – Stock Option Plan 2004 and 42,000 ordinary shares for the ALTANA Investment Plan 2004; and
     4. Registration Statement 333-128583, filed September 26, 2005, registering 99,400 ordinary shares for the ALTANA Aktiengesellschaft – Stock Option Plan 2005 and 50,000 ordinary shares for the ALTANA Investment Plan 2005.
     ALTANA Aktiengesellschaft intends to file a Form 15F to terminate the registration of its ordinary shares under the Securities Exchange Act of 1934, as amended. In accordance with an undertaking made by ALTANA Aktiengesellschaft in each of the Registration Statements to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, ALTANA Aktiengesellschaft hereby amends the Registration Statements to withdraw from registration the securities registered but unsold under the Registration Statements.

SIGNATURES

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunder duly authorized, in Wesel, Germany on June 12, 2007.

ALTANA Aktiengesellschaft

By:	/s/ Matthias L. Wolfgruber

Name: Dr. Matthias L. Wolfgruber
Title: Chairman of the Management Board and
Chief Executive Officer

By:	/s/ Martin Babilas

Name: Martin Babilas
Title: Member of the Management Board and
Chief Financial Officer
POWER OF ATTORNEY
     Each person whose signature appears below hereby constitutes and appoints Volker Mansfeld and Stephan Reuter, or any one or more of them, his true and lawful attorney-in-fact, with power of substitution, in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) and supplements to this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 and to cause the same to be filed with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue of these presents.
     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by or on behalf of the following persons in the capacities indicated as of June 12, 2007:

Signature	Title

/s/ Matthias L. Wolfgruber
Name: Dr. Matthias L. Wolfgruber	Chairman of the Management Board and Chief Executive Officer

/s/ Martin Babilas
Name: Martin Babilas	Member of the Management Board and Chief Financial Officer

/s/ Albert von Hebel
Name: Albert von Hebel	Principal Accounting Officer

/s/ Nicholas Caputi
Name: Nicholas Caputi	Authorized U.S. Representative